                                                                    EXHIBIT 10.1

                                                                         1/23/02



                               SUBLEASE AGREEMENT

This sublease (the "Sublease"), dated as of January 22, 2002 is made between the Sublandlord and Subtenant listed in Article I below.

ARTICLE I: Defined Terms; Background

1. Each reference in this Sublease to the capitalized terms set forth below shall have the meanings given to them in this Article I.

         Sublandlord:                          RSA Security, Inc., a Delaware corporation
                                               (formerly known as Security Dynamics
                                               Technologies, Inc.)

         Sublandlord's Address
         for Payment of Rent and Notices:      36 Crosby Drive
                                               Bedford, MA 01730
                                               Attn:  CFO





                                               With a copy of Notices to:

                                               Robert Tuchmann
                                               Hale and Dorr LLP
                                               60 State Street
                                               Boston, MA  02109

         Subtenant:                            Serena Software, Inc., a Delaware corporation


         Subtenant's Notice                    Serena Software, Inc.
         Address:
                                               until the Commencement Date:

                                               500 Airport Blvd., 2nd Floor
                                               Burlingame, CA 94010

                                               after the Commencement Date:

                                               2755 Campus Drive, 3rd Floor

                                               San Mateo, CA  94403

         Master Lease:                         Lease dated December 19, 1997 between Peninsula Office
                                               Park, L.P. and Security Dynamics Technologies, Inc., a copy of which, with certain portions redacted therefrom, is
                                               attached hereto as Exhibit A.

         Master Landlord:                      EOP-Peninsula Office Park, L.L.C.

         Master Leased Premises:               26,728 rentable square feet ("RSF") on the 3rd floor of the building located at 2755 Campus Drive, San Mateo, CA (the
                                               "Building").

         Subleased Premises:                   The entire Master Leased Premises as shown on the plan
                                               attached hereto as Exhibit B.

         Sublease Commencement Date:           April 1, 2002.  Tenant will have prior access to the
                                               Subleased Premises to make Subtenant improvements,
                                               including telephone and cable work beginning at 5 p.m.
                                               January 29, 2002.

         Sublease Term:                        The expiration of the term of the Master Lease (March 5,
                                               2008).

         Monthly Base Rent:                    Two and 25/100 Dollars ($2.25) per RSF for the first three years of the Sublease Term.  Commencing as of the first day of the fourth year of the Sublease Term, the Monthly Base
                                               Rent will increase to the then current market rental rate
                                               for similar office space in the Peninsula Office Park as
                                               determined in accordance with Section 3 below.  Monthly
                                               Base Rent shall be abated for the four months specified in
                                               Section 3 below.

         Base Year for Expenses and Taxes      Calendar year 2002.

         Pro Rata Share:                       33.56%.

         Security Deposit Amount:              One Hundred Twenty Thousand Two Hundred Seventy-six and
                                               No/100 Dollars ($120,276.00).

         Permitted Uses:                       General office purposes.

         Excluded Sections of the              The following matters set forth in "Basic Lease

         Master Lease:                         Information":  Term, Base Rent, Base Year, Security
                                               Deposit, Tenant's Address for Notices, Existing Tenant;
                                               Sections:  1.2 (regarding Master Landlord's construction
                                               obligation), 2, 3.1, 4, 35(a) (prior to the 4th year of the
                                               Sublease), 36(a), 38 and 39; and
                                               Exhibit B (with respect to Master Landlord's work in Common
                                               Areas and those sections dealing with construction of
                                               Sublandlord's initial leasehold improvements.)

         Parking Spaces                        Subtenant shall have the non-exclusive use of 88 parking
         Available to Subtenant:               spaces in accordance with Section 37 of the Master Lease.

         Brokers:                              Cornish and Carey Commercial and Colliers International.

2. Sublandlord is the tenant under the Master Lease. Sublandlord and Subtenant wish to enter into a sublease of the Subleased Premises on the terms and conditions set forth herein.


ARTICLE II: Agreements

NOW, THEREFORE, the parties agree as follows:

1.       SUBLEASED PREMISES

         Sublandlord hereby subleases to Subtenant, on the terms and conditions set forth in this Sublease, the Subleased Premises. Sublandlord shall deliver the Subleased Premises to Subtenant on the Sublease Commencement Date with all building systems serving the Premises in good working condition, broom clean, but otherwise in such "AS IS, WHERE IS" condition as exists as of the date of this Sublease, free of all occupants other than Subtenant. Subtenant acknowledges that Sublandlord has made no other representations or warranties concerning the Subleased Premises or the Building or their fitness for Subtenant's purposes, except as expressly set forth in this Sublease. The taking of possession of the Subleased Premises shall be deemed Subtenant's acknowledgement that the same have been delivered in a good and tenantable condition. Sublandlord agrees that Subtenant shall have access to the Sublease Premises prior to the Sublease Commencement Date, beginning at 5 p.m. on January 29, 2002 to and including March 31, 2002, to make Subtenant Improvements, including telephone and cable work. Sublandlord represents that all improvements, additions, alterations and other work done by it to the Sublease Premises was done with the Master Landlord's consent and with all necessary permits and approvals.

2.       SUBLEASE TERM

         The term of this Sublease shall commence on the Commencement Date and continue for the Sublease Term unless terminated prior to such date pursuant to the terms hereof or pursuant to law. Promptly following the actual Commencement Date and upon request of Sublandlord, Sublandlord and Subtenant shall jointly execute a written declaration specifying the actual Commencement Date.

3.       RENT

         Subtenant shall pay to Sublandlord the Monthly Base Rent (pro rated in the case of any partial calendar month at the beginning or end of the Term, based upon the actual number of days in the month), without deduction, offset, notice, or demand, at Sublandlord's Address, or at such other place as Sublandlord shall designate from time to time by notice to Subtenant. Monthly Base Rent shall be paid for each calendar month occurring during the term in advance two (2) business days prior to the first day of the calendar month to which such Monthly Base Rent is attributable, provided that the installment of Monthly Base Rent for the second full calendar month of the Sublease Term shall be payable upon the execution of this Sublease by Subtenant. Notwithstanding the foregoing, the Monthly Base Rent for April, 2002, February, 2003, March, 2003 and March, 2004 shall be abated. In addition, should more than 20 days elapse between Subtenant's application for a building permit for Subtenant's initial alterations and improvements and the date of issuance of the permit, and should such delay result in the Subleased Premises not being ready for occupancy by April 1, 2002 because of such delay in issuing the building permit, then Subtenant shall be entitled to one day without Monthly Base Rent starting on April 1, 2002 for every two days of such delay up to a maximum of seven days of free rent.

         All charges, costs, expenses and sums required to be paid or borne by Subtenant under this Sublease in addition to Base Rent shall be deemed "Additional Rent," and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent." Subtenant's covenant to pay Rent shall be independent of every other covenant in this Sublease.

         The Monthly Base Rent for the fourth year of the term commencing on April 1, 2005 shall be adjusted to the then Fair Market Base Rental as defined in Section 38(a) of the Master Lease; provided, however, if Fair Market Base Rental is $2.25 per RSF or less, the Monthly Base Rent shall remain at $2.25 per RSF for the fourth year of the Term (i.e., the twelve month period commencing on April 1, 2005). Approximately 30 days prior to the commencement of such lease year, Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to do so within such 30 days period, the Fair Market Base Rental shall be determined by three commercial real estate brokers - one selected by Sublandlord, one by Subtenant and one by the two brokers so selected. The Fair Market Base Rental shall be the average of the two closest amounts determined by the brokers. The brokers shall make their determination within 30 days of the selection of the third broker and any rent adjustment shall be retroactive to April 1, 2005. Each party shall pay the fee of the broker which it selected and one half of the fee of the third.

         On April 1, 2006 and April 1, 2007, the Monthly Base Rent for the succeeding year shall be increased (but not decreased) in accordance with the change in the cost of living according to the provision of
         Section 35 of the Master Lease with appropriate adjustment to the terms of that section to correspond to the dates and time periods set forth in this paragraph.

         At no time shall the Monthly Base Rent exceed that charged to Sublandlord under the Master Lease.

4.       EXPENSES AND TAXES

         In addition to Monthly Base Rent Subtenant shall pay to Sublandlord the Pro Rata share of all Expenses and Taxes (as those terms are defined in the Master Lease), and all other additional rent and other charges, however described, payable under the Master Lease by Sublandlord with respect to the Subleased Premises; provided, however, Sublandlord's Base Year for determining such Expenses and Taxes is 1998 and Subtenant's Base Year is 2002. Subtenant shall pay such amount with its next installment of Monthly Base Rent (or the following installment of Monthly Base Rent if Subtenant has not had at least ten (10) days notice of the additional rent charge. Sublandlord shall provide Subtenant with copies of Master Landlord's statement as to Expenses and Taxes. With respect to any portion of the Sublease Term not ending on the last day of a calendar year or fiscal year, the amount of the Expenses and/or the Taxes payable to Subtenant shall be pro rated based on a 365 day year. Upon written request of Sublandlord, Subtenant shall make monthly payments equal to one-twelfth of Sublandlord's estimate of the Expenses and Taxes that will be payable for the current year. Such payments shall be made monthly in advance together with the payments of the Monthly Base Rent due hereunder. Any surplus shall be promptly refunded to Subtenant and any deficiency shall be promptly paid by Subtenant to Sublandlord once actual Expenses and Taxes for the applicable period are finally determined.

5.       INSURANCE/WAIVER OF CLAIMS AND SUBROGATION

                  (a) During the Sublease Term, Subtenant shall maintain insurance of such types, in such policies, with such endorsements and coverages, in such amounts as are set forth in the Master Lease. All insurance policies shall name Master Landlord and Sublandlord as additional insured and loss payees and shall contain an endorsement that such policies may not be modified or canceled without thirty (30) days prior written notice to Master Landlord and Sublandlord. Subtenant shall promptly pay all insurance premiums and shall provide Sublandlord with policies or certificates that are acceptable to Sublandlord and Master Landlord evidencing such insurance upon Subtenant's execution of this Sublease.

                  (b) In the event Subtenant sustains a loss by reason of fire or other casualty that is covered by its property insurance policy (or would have been covered had Subtenant carried the insurance required hereunder), and regardless of whether such fire or other casualty is caused in whole or in part by the acts or omissions of Sublandlord or Master Landlord or their agents, servants, employees or invitees, then Subtenant agrees to look first to the coverage provided by its insurance proceeds, and Subtenant shall have no right of action against Sublandlord, Master Landlord, or their agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against the party causing such loss; provided, however, in the event of such claims against Sublandlord, the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by such party (unless such party failed to maintain the coverage required hereunder, in which event it shall be deemed to have recovered the entire policy amount required hereunder). In the event Sublandlord sustains a loss by reason of fire or other casualty that is covered by its property insurance policy, and regardless of whether such fire or other casualty is caused in whole or in party by the acts or omissions of Subtenant or its agents, servants, employees or invitees, then Sublandlord agrees to look first to the coverage provided by its insurance proceeds, and it shall have no right of actions against Subtenant or its agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against Subtenant; provided, however, the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by Sublandlord (unless Sublandlord failed to maintain the coverage required hereunder, in which event it shall be deemed to have recovered the entire policy amount required hereunder.) The parties hereto agree that each of their policies of property insurance shall include a waiver of subrogation to effectuate this provision.

6.       SECURITY DEPOSIT

                  (a) Subtenant shall deliver to Sublandlord, concurrently with Subtenant's execution of this Lease, an unconditional, clean, irrevocable standby letter of credit (the "L-C") in the initial amount of the Security Deposit Amount (the "Security Deposit"), which L-C shall be issued by a money-center bank that is acceptable to Sublandlord, and which L-C may be presented for payment in a U.S. location acceptable to Sublandlord. The L-C shall be in form and content as attached hereto as Exhibit C for a term of not less than one year. Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the L-C.

                  (b) The L-C shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term. If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Rent, or if Subtenant fails to renew the L-C at least thirty (30) days before its expiration, Sublandlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Sublandlord may spend or may become obligated to spend by reason of Subtenant's default; or to compensate Sublandlord for any other loss, cost or damage that Sublandlord may suffer by reason of Subtenant's default. The use, application or retention of the L-C, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublandlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. If any portion of the L-C is drawn upon, Subtenant shall, within ten (10) days after written demand therefor, reinstate the L-C to the amount then required under this Lease, and Subtenant's failure to do so shall be a default under this Sublease. The L-C or the balance remaining if it has been drawn upon by Sublandlord as herein provided, shall be returned to Subtenant within ten (10) days following the later of the expiration of the Sublease Term or the vacating of the Subleased Premises by Subtenant.

7.       USE OF PREMISES

         Subtenant shall use and occupy the Subleased Premises only for the Permitted Uses, and only to the extent permitted by the Master Lease and all laws governing or affecting Subtenant's use of the Subleased Premises.

8.       PROVISION OF SERVICES

         No services are currently included in Monthly Base Rent or Expenses except for those provided by Master Landlord to Sublandlord under the Master Lease. If Sublandlord furnishes the Subleased Premises or Subtenant with any additional services upon request of Subtenant, Sublandlord shall charge Subtenant a reasonable charge therefor, and Subtenant shall pay the additional charge with the next installment of Monthly Base Rent (or the following installment of Monthly Base Rent if Subtenant has not had at least ten (10) days notice of the additional rent charge).

9.       CONDITION OF PREMISES; TRADE FIXTURES

         Subtenant shall have the right to furnish and install any trade fixtures that are necessary for the conduct of its business; provided, however, that at the termination of this Sublease, Subtenant shall remove such trade fixtures and restore the Subleased Premises at Subtenant's sole cost to the state and condition in which they existed on the Commencement Date, ordinary wear and tear excepted. If Subtenant fails to comply with the provisions of the Master Lease, Sublandlord may make such repairs or restoration, and the reasonable cost thereof shall be additional rent payable by Subtenant on demand. All trade fixtures shall be and remain the property of Subtenant, provided that any such trade fixtures remaining on the Premises after the expiration or termination of the term hereof shall be deemed abandoned by Subtenant and shall, at Sublandlord's option, become the property of Sublandlord without payment therefor.

10.      ALTERATIONS AND IMPROVEMENTS

         Sublandlord shall have no obligation to make any alterations or improvements to the Premises for Subtenant's use or occupancy thereof; however, Sublandlord shall reimburse Subtenant for up to $150,000.00 of actual paid invoices reflecting alterations or improvements made by Subtenant to the Subleased Premises on or before August 31, 2002. In addition, Sublandlord shall cooperate with Subtenant to assist in Subtenant's reuse of Sublandlord's network cabling and in resolving any questions regarding the compliance of the Subleased Premises with applicable life safety codes. Notwithstanding any provisions of the Master Lease to the contrary, Subtenant shall not make any alterations, additions, improvements or installments in the Subleased Premises without in each instance obtaining the prior written consent of both Master Landlord and Sublandlord, which consent shall not be unreasonably withheld, delayed or conditioned. Sublandlord hereby consents to Subtenant's initial proposed alterations, additions and improvements shown on Exhibit D. If Sublandlord and Master Landlord consent to any such alterations, improvements or installations, Subtenant shall perform and complete such alterations, improvements and installations at its expense, in compliance with applicable laws and the Master Lease. If Subtenant performs any alterations, improvements or installations without obtaining the prior written consent of both Master Landlord and Sublandlord, Sublandlord (or Master Landlord) may remove such alterations, improvements or installations, restore the Subleased Premises and repair any damage arising from such removal or restoration, and Subtenant shall be liable for all costs and expenses incurred in the performance of such removal, repairs or restoration. At the Master Landlord's option, all alterations, additions and improvements (except trade fixtures) shall be and remain the property of the Master Landlord upon installation and shall be surrendered to the Master Landlord upon the termination of this Sublease, or (if the Master Landlord has so advised Subtenant at the time it consented to such alterations, additions or improvements) shall be removed by Subtenant and the Premises restored to their condition on the Commencement Date. If the Master Landlord requires such removal and restoration and Subtenant fails to comply with such requirement, Sublandlord may undertake such removal and restoration and Subtenant shall be liable to Sublandlord for all costs and expenses incurred by the Sublandlord in connection therewith.

11.      SUBORDINATION TO MASTER LEASE

         This Sublease shall at all times be subject and subordinate to the terms and provisions of the Master Lease. Except for the Excluded Sections of the Master Lease and except as otherwise set forth in this Sublease, all of the terms and conditions contained in the Master Lease are hereby incorporated herein by this reference as terms and conditions of this Sublease, except that references in the Master Lease to the terms listed in Column A below shall be deemed to be references to the terms set forth in this Sublease listed in the same row in Column B below:

              Column A                                Column B
              --------                                --------
                Lease                                 Sublease

              Landlord                               Sublandlord

               Tenant                                 Subtenant

                Term                                Sublease Term

              Base Rent               Monthly Base Rent (which amount shall be
                                       annualized where the context so admits)

              Premises                           Subleased Premises

          Commencement Date                  Sublease Commencement Date

         References within the first two (2) sentences of Master Lease Section
         21.1 to "Landlord" shall, however, be construed to refer solely to Master Landlord, and such references in the remainder of said Section shall be deemed to refer to both Master Landlord and Sublandlord.

         Subtenant shall not cause a default under the Master Lease and shall use reasonable efforts to prevent its employees, agents, contractors or invitees from causing a default under the Master Lease.

         Notwithstanding any other provision of this Sublease, Sublandlord, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Master Landlord, as the landlord under the Master Lease, but (i) Sublandlord shall have no obligation under this Sublease to perform the obligations of Master Landlord, as landlord under the Master Lease, including, without limitation, any obligation to provide services or maintain insurance; (ii) Sublandlord shall not be bound by any representations or warranties of the Master Landlord under the Master Lease; (iii) in any instance where the consent of Master Landlord, as the landlord under the Master Lease, is required under the terms of the Master Lease, the consent of Sublandlord and

         Master Landlord shall be required; (iv) Sublandlord shall not be liable to Subtenant for any failure or delay in Master Landlord's performance of its obligations, as landlord under the Master Lease.

         Upon the default by Subtenant in the full and timely payment and performance of its obligations under the Sublease, Sublandlord may exercise any and all rights and remedies granted to Master Landlord by the Master Lease with respect to default by the Tenant under the Master Lease. In the event that Subtenant breaches any of the terms, conditions or covenants of this Sublease or of the Master Lease and fails to remedy such breach within twenty (20) days after written notice, Sublandlord shall have the right, but not the obligation, to cure such breach and charge Subtenant for the costs incurred thereby, which costs Subtenant shall pay to Sublandlord upon demand. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. If the Master Lease terminates for any reason, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that Subtenant shall pay to Sublandlord all sums due and accrued under this Sublease as of the termination date.

         Notwithstanding any contrary provision of this Sublease, (i) in any instances where Master Landlord, as landlord under the Lease, has a certain period of time in which to notify Sublandlord, as tenant under the Master Lease, whether Master Landlord will or will not take any particular action, Sublandlord, as landlord under this Sublease, shall have an additional five (5) business days after receiving such notice in which to notify Subtenant (except in the case of a request by Subtenant for consent by Sublandlord to a Transfer, in which event Sublandlord shall so notify Subtenant within fifteen (15) days), (ii) in any instance where Sublandlord, as tenant under the Master Lease, has a certain period of time in which to notify Master Landlord as landlord under the Master Lease, Subtenant, as tenant under this Sublease will notify both the Master Landlord and Sublandlord within the time prescribed in the Master Lease, (iii) in any instance where a specific grace period is granted to Sublandlord, as tenant under the Master Lease, before Sublandlord is considered in default under the Master Lease, Subtenant, as tenant under this Sublease, shall be deemed to have a grace period that is three (3) days less than Sublandlord had before Subtenant is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five days unless the relevant period under the Master Lease is six (6) days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Master Lease. In no event shall Master Landlord or Sublandlord be liable for any consequential damages suffered by Subtenant in connection with any breach of this Sublease or otherwise.

12.      ATTORNEYS' FEES; OTHER FEES

         If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

13.      NOTICES OR DEMANDS

         All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Master Landlord, which shall be given in accordance with the provisions of the Master Lease) upon the earlier of (i) receipt at the Sublandlord's Notice Addresses or the Subtenant's Notice Addresses, or the notice address of the Master Landlord set forth in the Master Lease, as the case may be, by the party being served, or (ii) upon delivery being refused. All such notices or demands shall be sent by United States certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service that provides tracking and proof of receipt. Either party may change its address for notices and demands under this Sublease by ten (10) days' notice to the other party.

14.      SIGNAGE

         If approved by the Master Landlord, Subtenant may be listed, at Subtenant's sole cost and expense, on the alphabetical directory board or other directory device listing tenants in the main lobby of the Building. Subtenant may also install, at Subtenant's sole cost and expense, a sign of Subtenant's name and standard logo on the main entry to the Subleased Premises, subject to Master Landlord's written approval, and in compliance with all applicable laws and codes. Subtenant shall not place any other sign in or on the Building or the Subleased Premises without the prior written consent of Sublandlord and Master Landlord. Subtenant acknowledges that it has no rights to any monument sign referenced in Section 41 of the Master Lease unless Subtenant obtains Master Landlord's approval therefor.

15.      MASTER LANDLORD'S CONSENT

         This Sublease is expressly conditioned upon the receipt of Master Landlord's written consent hereto. Subtenant agrees to cooperate with Sublandlord in providing such information as is necessary to satisfy such condition and to execute all agreements reasonably requested by Master Landlord in connection therewith.

16.      CHOICE OF LAW

         This Sublease shall be governed by the laws of the State of California.

17.      ENTIRE AGREEMENT

         This Sublease, together with any exhibits and attachments hereto and the Master Lease, constitutes the entire agreement between Sublandlord and Subtenant relative to the Subleased Premises, and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant. Sublandlord and Subtenant agree hereby that all prior or contemporaneous oral discussions, letters or written documents between and among themselves and their agents and representatives relative to the subleasing of the Subleased Premises are merged in or revoked by this Sublease.

18.      SUCCESSORS AND ASSIGNS

         This Sublease shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and assigns of the parties hereto; provided, however, that this provision shall not be construed to allow an assignment or subletting that is otherwise specifically prohibited hereby.

19.      SECTION AND PARAGRAPH HEADINGS

         The section and paragraph headings are included only for the convenience of the parties and are not part of this Sublease and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

20.      REPRESENTATIONS AND WARRANTIES; AUTHORITY

         Sublandlord and Subtenant each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Subtenant and Sublandlord in accordance with its terms. Simultaneously with the execution of this Sublease, Subtenant shall deliver evidence of such authority to Sublandlord in a form reasonably satisfactory to Subtenant.

         Sublandlord represents and warrants that (i) to Sublandlord's actual knowledge, Master Landlord is not in material default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Master Landlord under the Master Lease; and (ii) to Sublandlord's actual knowledge, Sublandlord is not in material default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Sublandlord under the Master Lease.

         Except as expressly set forth in this Sublease, no representation or warranty has been given by either party, its agents and representatives, with respect to the subject matter of this Sublease, and neither party has relied upon any representations or warranty not expressly set forth herein.

21.      BROKERS

         Sublandlord and Subtenant each represent and warrant to the other that it has not dealt with any broker other than the Brokers identified in
         Article I hereof in connection with the consummation of this Sublease. Sublandlord and Subtenant each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the inaccuracy of its representation or the breach of its warranty set forth in the previous sentence. Sublandlord shall be solely responsible for the payment of the brokerage commission due to the Brokers pursuant to a separate written agreement.

22.      NO OFFER

         The submission of this Sublease or some or all of its provisions for examination does not constitute an option or an offer to enter into this Sublease, it being understood and agreed that neither Sublandlord or Subtenant shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublandlord and Subtenant, and then approved by Master Landlord.

IN WITNESS WHEREOF, the parties have caused this Sublease to be signed by their duly authorized representatives to be effective on the date first set out above.

Sublandlord:                                Subtenant:
-----------                                 ---------
RSA SECURITY, INC.                          SERENA SOFTWARE, INC.

By: /s/ John F. Kennedy
    ------------------------------
                                            By: /s/ Mark Woodward
                                               --------------------------------
Print Name: John F. Kennedy
           -----------------------
                                            Print Name: Mark Woodward
                                                       ------------------------
Print Title: CFO
            ----------------------
                                            Print Title: President & CEO
                                                        -----------------------
Date: 1/24/02
     -----------------------------
                                            Date: Jan 23, 2002
                                                  -----------------------------

                                List of Exhibits

Exhibit A  -  Master Lease

Exhibit B  -  Plan showing Subleased Premises

Exhibit C  -  Form of L-C

Exhibit D -  Subtenant's Initial Alterations, Additions and Improvements

                                    EXHIBIT B


[Plan showing Subleased Premises]

                                    EXHIBIT C

                      IRREVOCABLE STANDBY LETTER OF CREDIT


LETTER OF CREDIT NO.:               [INSERT NUMBER]
DATE OF ISSUE:                      [INSERT DATE]

APPLICANT:                          Serena Software, Inc.

BENEFICIARY:                        RSA Security, Inc.

AMOUNT:                             $120,276.00

EXPIRATION DATE                     [INSERT DATE]

PLACE FOR PRESENTATION OF DOCUMENTS:                 [INSERT LOCAL ADDRESS]

BANK HEREBY ESTABLISHES AN IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE BENEFICIARY BY ORDER AND FOR THE ACCOUNT OF THE APPLICANT FOR A SUM OR SUMS NOT TO EXCEED $_____________ IN THE AGGREGATE.

THIS CREDIT IS AVAILABLE WITH BANK AGAINST THE PRESENTATION OF DRAFTS DRAWN AT SIGHT, SIGNED BY THE BENEFICIARY, AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.       THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ALL AMENDMENT(S), IF
         ANY.

2.       THE WRITTEN STATEMENT PURPORTEDLY SIGNED BY THE BENEFICIARY STATING
         THAT:

         "BENEFICIARY IS ENTITLED TO DRAW UNDER THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN SUBLEASE BETWEEN RSA SECURITY, INC. AND SERENA SOFTWARE, INC. DATED JANUARY ___, 2002 WITH RESPECT TO PROPERTY LOCATED AT 2755 CAMPUS DRIVE, SAN MATEO, CALIFORNIA.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, UNLESS, AT LEAST 30 DAYS PRIOR TO ANY SUCH EXPIRATION DATE, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT, SIGNED BY THE BENEFICIARY, ACCOMPANIED BY A STATEMENT, SIGNED BY THE BENEFICIARY, STATING THAT:

         AS OF THE DATE OF THIS DRAWING, THE BENEFICIARY HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO THE BENEFICIARY AS SUBSTITUTE FOR BANK LETTER OF CREDIT NO. [INSERT L/C NO.]

NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE NO EARLIER THAN _________, 200___ [SIXTY DAYS AFTER EXPIRATION DATE].

THIS LETTER OF CREDIT IS TRANSFERABLE. YOU MAY TRANSFER THIS LETTER OF CREDIT TO YOUR TRANSFEREE OR SUCCESSOR AT NO COST TO YOU OR YOUR TRANSFEREE. APPLICANT SHALL BE RESPONSIBLE FOR THE PAYMENT OF ANY TRANSFER FEE AND ANY OTHER REQUIREMENTS RELATIVE TO THE UCP 500 (AS HEREINAFTER DEFINED) AND U.S. GOVERNMENT REGULATIONS.

IN THE EVENT THIS LETTER OF CREDIT IS TRANSFERRED, THE TRANSFEREE SHALL BE THE BENEFICIARY HEREOF AND DRAFTS AND DOCUMENTS PURSUANT HERETO MUST BE EXECUTED BY A REPRESENTATIVE OF THE TRANSFEREE.

ALL DRAFTS, ACCOMPANYING DOCUMENTS AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED UNDER THIS LETTER OF CREDIT MUST BE MARKED: "DRAWN UNDER BANK LETTER OF CREDIT NO. [INSERT L/C NO.]"

ALL DRAFTS AND ACCOMPANYING DOCUMENTS MAY BE REPRESENTED AT, AND ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND DELIVERED TO, OUR OFFICES AT [INSERT ADDRESS OF A BANK LOCATION ACCEPTABLE TO BENEFICIARY].

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT. BANK SHALL HAVE NO OBLIGATION TO INVESTIGATE THE FACTUAL REPRESENTATIONS CONTAINED IN A DRAW REQUEST.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THE OFFICES SPECIFIED ABOVE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP 500").

                                    EXHIBIT D

                        SUBTENANT'S INITIAL ALTERATIONS,
                           ADDITIONS AND IMPROVEMENTS


[Plan showing Subtenant's initial alterations, additions and improvements]